EXHIBIT 99.336

New Entities.... ISO / PX Interface Revenue Validation Outage Mgmt & Coordination Interface efficiently & effectively with ISO Primarily with ISO - Detailed rotocols yet to be established Grid Operation Center as the single point of contact (existing ECC may be used for this purpose) ISO decides how to operate the grid - PGBU operates Data for system integraty: Operational, maintenance and planning information Data for financial settlement: Flow, metering, and other settlement information Validation of ISO decisions and financial settlement Applications to study network operation and duplicate settlement process based all available data - validate TCCs, Access Fees, etc.(may include some of the ISO's applications) Analytical tools for connectivity to MIS Outage Management & Coordination Applications to communicate and coordinate grid operation and outage scheduling with ISO Application for optimal maintenance scheduling

Growth Opportunity - Revenue Enhancement New Product & Services New Load Development & Marketing R/W Leasing Power & Load Throughput Metering Services for Market participants Products / services development & marketing Market / customer needs knowledge Technology watch program P/S development,marketing/customer service procedures & management tools Resource utilization & cost base Cost accounting / benefit analysis tools Market segmentation & risk analysis tools Resource management, scheduling, dispatch tools Project Management program / tools Specialized applications for power quality and network analysis Effective infrastructure / facility management Infrastructure / facility inventory & utilization data Cost (to manage) data Management / Optimization tools Inventory / market analysis of R/W's

Growth Opportunity - Revenue Enhancement Enhance power / load transmitted through grid Real time network analysis tool Dynamic line compensation technology Metering services for market participants Metering infrastructure develoment & maintenance Real-time / revenue data acquisition system & data mgmt New Product & Services New Load Development & Marketing R/W Leasing Power & Load Throughput Metering Services for Market participants

Future KPIs GROWTH OPPORTUNITIES Contribution to Overhead & Profit Product/Service Ratio Backlog $ / MnYr Cost of Sales Cost of Cash Customer Satisfaction Market Penetration Revenues due to new business opportunities INCENTIVE RATE MAKING "BPR" O&M /Circuit Mile O&M/kWh & KW Grid Revenue/Grid Ratebase Material Turnover Asset Utilization (Loadflow/Capacity) CMI Customer Outage Frequency Reliability Sensibility (CMI Change per $ change) Regulatory & Environmental Compliance OSHA & Loss Time Accident Training Hr. / FTE # of Performance Errors Control Area Performance NEW ENTITIES "ISO/PX" Cost to Comply - Citations - Fines Conflicts & consequences Interface availability New KPI